UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

DNA X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200
San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 378-8100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement; Issuance of Convertible Note

On May 20, 2026, DNA X, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with DNA Holdings Venture, Inc. (the “Purchaser”) pursuant to which the Company sold and issued to the Purchaser a convertible promissory note (the “Note”) in the principal amount of $3,052,787.68 for an aggregate purchase price in the same amount. The transactions contemplated by the Purchase Agreement, including the issuance of the Note, were consummated on May 26, 2026.

The aggregate purchase price for the Note consisted of $1,800,000.00 in cash and the surrender of the convertible promissory note, dated December 15, 2025, in the principal amount of $1,200,000.00 issued by the Company to the Purchaser, including $52,787.68 of accrued unpaid interest on such principal amount.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary closing conditions. The SPA requires the proceeds from the sale of the Note to be used for working capital purposes, but not for the satisfaction of any Company debt (other than the payment of trade payables in the ordinary course of business), the redemption of common stock or common stock equivalents, the settlement of any litigation, or in violation of certain antibribery and anticorruption laws specified in the Purchase Agreement.

The Note matures on December 31, 2026, accrues interest at a rate of 10% per annum, and, subject to the prior approval of the conversion of the Note by the Company’s stockholders (the “Stockholder Approval”), is convertible into shares of the Company’s common stock at the election of the holder at an initial conversion price of $6.00 per share, subject to adjustment as provided in the Note, provided, that (i) during the continuance of any Event of Default (as defined in the Note), the conversion price will be equal to 80% of the closing price of the common stock on the principal trading market on the date of conversion and (ii) upon the occurrence of a Change of Control Transaction (as defined in the Note), and subject to the prior obtainment of the Stockholder Approval, the conversion price will be equal to the lower of the closing price of the common stock on (x) the original issue date of the Note or (y) the date that the Change of Control Transaction is consummated.

The Company’s obligations under the Note are secured by a first priority lien and security interest in and to the following collateral (collectively, the “Pledged Collateral”): (i) the limited liability company membership interests owned by the Company in its wholly owned subsidiary DNA X, LLC, a Delaware limited liability company, and all dividends, cash, instruments, and other property from time to time received or distributed in respect thereof and all proceeds of any of the foregoing in whatever form. The security interest in the Pledged Collateral is continuing and shall remain in full force and effect until the indefeasible payment in full of the Note, upon which the security interest shall terminate and all rights to the Pledged Collateral shall revert to the Company.

Amendment of Membership Interest Purchase Agreement

Concurrently with the closing of the transactions contemplated by, and as a condition and inducement to the Company’s willingness to enter into, the Purchase Agreement, the Company and the Purchaser entered into an Amendment No. 1 to the Membership Interest Purchase Agreement (the “Purchase Agreement Amendment”) pursuant to which the Company and the Purchaser agreed to terminate the “Put Option” described therein, effective as of the execution of the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, the Note and the Purchase Agreement Amendment do not purport to be complete and are qualified in the entirety by reference to the full text of the Purchase Agreement, Note and Purchase Agreement Amendment, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balane Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 22, 2025, the Company received a letter from the staff of the Nasdaq Listing Qualifications Department (the “Staff”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). Subsequently, on February 20, 2026, the Company received a letter from the Staff notifying the Company that the Staff had determined that the Company had regained compliance with the Stockholders’ Equity Requirement and stating that the Company may be subject to delisting if the Company failed to evidence compliance with the Stockholders’ Equity Requirement upon the filing of its next periodic report following the date of such notification. The Company reported stockholders’ deficit of $983,000 in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2026, and, as a result, it was not in compliance with the Stockholders’ Equity Requirement.

On May 22, 2026, the Company received a delisting determination letter from the Staff advising the Company that unless the Company requests a hearing before a Nasdaq Hearing Panel (the “Panel”) to appeal Nasdaq’s delisting determination by May 29, 2026, trading of the Company’s common stock will be suspended at the opening of business on June 2, 2026. The Company intends to timely request a hearing before the Panel, at which it will request a suspension of delisting pending its return to compliance. Pursuant to Nasdaq Listing Rule 5815(a)(1)(B), the hearing request will stay the suspension of trading and delisting of the common stock pending the conclusion of the hearing process. As a result, the Company expects the common stock to remain listed on the Nasdaq Capital Market at least until the Panel renders a decision following the hearing.

There can be no assurance that the Company will be able to regain compliance with the Stockholders’ Equity Requirement or will otherwise be in compliance with other applicable Nasdaq listing rules, that the Panel will grant the Company’s request for a suspension of delisting on Nasdaq, or that the Company’s appeal of the delisting determination will be successful. If the Company’s common stock is delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

Except for the factual statements made herein, information contained in this report consists of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding the Company’s plans to appeal the Nasdaq delisting determination, the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, the timing of the hearing and of the decision of the Panel, and the outcome of the hearing. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements, including, without limitation, risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential delisting of the Company’s common stock from The Nasdaq Capital Market due to the Company’s failure to comply with the applicable rules, the timing of the hearing and the Panel’s decision, which hearing may be scheduled, and such decision may be issued, more quickly than expected, the outcome of the hearing and the Panel’s decision, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this report speak only as of the date of this report, and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02. The Note was issued in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated under the Securities Act. The Purchaser has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser has represented that it is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling the Note or any part thereof in violation of the Securities Act or any applicable state securities law. Neither the Company, nor any of its affiliates, nor any person acting on its behalf engaged in any form of general solicitation or general advertising within the meaning of Regulation D in connection with the offer or sale of the Note.

The Note is convertible into shares of the Company’s common stock at a conversion price of $6.00 per share (subject to adjustment), contingent upon receipt of stockholder approval. Any shares of common stock issued upon conversion of the Note will be issued in reliance upon the same registration exemption. The Company has agreed to timely file a Form D with the SEC with respect to the Note as required under Regulation D, and with applicable state securities regulators in the state(s) in which the Note was sold.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated May 20, 2026, by and between the Company and DNA Holdings Venture, Inc.
10.2	Convertible Promissory Note dated May 26, 2026 issued by the Company to DNA Holdings Venture, Inc.
10.3	Amendment No. 1 to Membership Interest Purchase Agreement, dated May 26, 2026, by and between the Company and DNA Holdings Venture, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date:	May 27, 2026	By:	/s/ Clayton Crolius
Name: Clayton Crolius Title: Chief Financial Officer